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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------
May 13, 2002                                                            OTC-VARL


                      VARI-L COMPANY NAMES TIM SCHAMBERGER
                      VICE PRESIDENT OF SALES AND MARKETING

DENVER, Colorado -- Vari-L Company, Inc. (OTC-VARL), a leading provider of advanced components for the wireless telecommunications industry, today announced the appointment of veteran sales executive Tim Schamberger as vice president of sales and marketing. Schamberger replaces Tim Micun, who is leaving the Company to pursue other interests.

Schamberger brings to Vari-L more than 18 years of sales management and engineering experience in the telecommunications and defense industries. His most recent assignment was as strategic account manager with M/A-COM Inc., a leading wireless RF components manufacturer, where he led a worldwide senior technical sales team focused on the telecommunications market. Prior assignments with M/A-COM included sales management positions of increasing responsibility in areas incorporating key account management, budget and forecasting, new product development and negotiation of worldwide pricing agreements. He exceeded his sales targets in each of those positions. Schamberger's prior experience includes assignments with Allied Signal Aerospace Corp., a manufacturer of non-nuclear systems for nuclear weapons, and Wilcox Electric, a manufacturer of ground-based navigation aid equipment.

"I am extremely pleased to have attracted someone of Tim's caliber and experience," said Chuck Bland, president and CEO of Vari-L. "He is an accomplished sales executive with a strong track record in building, training and leading technical sales teams both domestically and internationally. His sales leadership and background in the wireless industry will be especially important as we expand our product mix and pursue growth opportunities in new and existing markets."

Schamberger added, "I am excited about joining Vari-L and the excellent sales team already in place. Having competed against Vari-L in the past, I am well acquainted with the Company's reputation for high quality, reliable products and services. Buoyed by an expanded product offering and excellent long-term prospects in the wireless communications field, I look forward to helping Vari-L achieve its aggressive growth plans."



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Headquartered in Denver, Vari-L designs, manufactures and markets wireless communications components that generate or process radio frequency (RF) and microwave frequency signals. Vari-L's patented products are used in commercial infrastructure equipment (including GSM/cellular/PCS base stations and repeaters, fixed terminal point to point/multi-point,) consumer subscriber products (advanced cellular/PCS/satellite handsets), and military/aerospace platforms (satellite communications/telemetry, missile guidance, electronic warfare, electronic countermeasures, battlefield communications). Vari-L serves a diverse customer base of the world's leading technology companies, including Agilent Technologies, Ericsson, Harris, Hughes Network Systems, Lockheed Martin, Lucent Technologies, Microwave Data Systems, Marconi, Motorola, Netro, Nokia, Raytheon, Textron, Siemens, and Solectron.

Some of the statements we make in this news release are "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. In most cases, when we use words like "believe," "expect," "estimate," "anticipate," "project," or "plan" to describe something which has not yet occurred, we are making a forward-looking statement. Forward-looking statements we make are based on a number of assumptions by us about the future, usually based on current conditions or on the broader expectations of others. These assumptions may or may not prove to be correct and, as a result, our own forward-looking statements may also be inaccurate. On the other hand, based on what we know today and what we expect in the future, we believe that the forward-looking statements we make in this news release are reasonable.

We cannot list here all of the risks and uncertainties that could cause our plans for the future to differ materially from our present expectations but we can identify many of them. For example, we may be affected by the overall market for various types of wireless communications products, the success of the specific products into which our products are integrated, governmental action relating to wireless communications, licensing and regulation and the timeliness and relative success of the resolution of pending and threatened litigation. It is also important to remember that forward-looking statements speak only as of the date when they are made and we do not promise that we will publicly update or revise those statements whenever conditions change or future events occur. Accordingly, we do not recommend that any person seeking to evaluate our company should place undue reliance on any forward-looking statement in this news release.

                                    CONTACTS:
Vari-L Company, Inc.                        Pfeiffer High Public Relations, Inc.
Chuck Bland, President & CEO                                        Jay Pfeiffer
Rick Dutkiewicz, CFO                                                303/393-7044
303/371-1560                                                jay@pfeifferhigh.com
www.vari-l.com